EXHIBIT 10.6

              Form of Employment Agreement dated January 26, 1999
                  executed with Peter Johnson, Marvin R. Brown,
              Gary E. Friedman, Barry D. Quart and R. Kent Snyder

                              EMPLOYMENT AGREEMENT




                  THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated January 26, 1999, is made and entered into by and among Warner-Lambert Company, a Delaware corporation (the "Parent"), Agouron Pharmaceuticals, Inc., a California corporation (the "Corporation"), and ___________(the "Executive").

                  WHEREAS,   the   Executive  is   currently   employed  by  the
Corporation   as   its   [position]_______________________________,    and   the
Corporation desires to secure the continued employment of the Executive; and

                  WHEREAS, pursuant to the Agreement and Plan of Merger among the Parent, WL Acquisition Corporation, a California corporation and a direct wholly-owned subsidiary of the Parent, and the Corporation (the "Merger Agreement"), dated as of January 26, 1999, the parties thereto have agreed to a merger with the Corporation pursuant to the terms thereof; and

                  WHEREAS, the Parent and the Corporation desire to secure the Executive's participation in the manner hereinafter specified in the business of the Corporation and the Parent and to make provision for payment of reasonable compensation to the Executive for such services and the Executive is willing to be employed by the Parent and the Corporation to perform the duties incident to such employment upon the terms and conditions hereinafter set forth and thus to forego opportunities elsewhere; and

                  WHEREAS, the parties desire to enter into this Agreement, as of the Effective Date (as hereinafter defined), setting forth the terms and conditions of the employment relationship of the Executive with the Corporation and the Parent during the Term (as hereinafter defined).

                  NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                  1. Employment. (a) Employment. The Corporation and Parent hereby agree to employ the Executive, and the Executive hereby agrees to serve, as [position]______________________________ of the Corporation, or in such other executive capacity as may be agreed to by the Executive and the Parent, during the Term.

                  (b) Duties. As  [position]_____________________________ of the
Corporation, the Executive will have full authority to act on behalf of the Corporation in a manner that is consistent with his title and position. In such capacity, the Executive also agrees to perform such duties and exercise such powers commensurate with his office as may from time to time be reasonably requested of him by the Board or vested in him by the bylaws of the Corporation. During the Term, the Executive shall:

                  (1) devote substantially all of his business time, attention and abilities to the business of the Corporation (including its subsidiaries or affiliates, when so required); and

                  (2) faithfully serve the Corporation and use his best efforts to promote and develop the interests of the Corporation.

                  (c) Position Reassignment: Notwithstanding the provisions of the preceding Clauses 1(a) and 1(b), it is expressly understood and agreed that at the option of the Parent, and upon written notice, the Executive shall relinquish the position set forth in said Clauses, or such other executive capacity in which the Executive may then be serving, and the Executive shall instead be employed as an employee of the Corporation or the Parent, as determined by the Parent. In such capacity, the Executive shall perform such services at such times and in such capacities as may reasonably be required by the Corporation or the Parent, as appropriate. A reassignment in accordance with this paragraph shall be referred to herein as a " Reassignment".

                  2.  Term  of   Employment.   The  term  (the  "Term")  of  the
Executive's employment hereunder shall be for a period of three years, commencing on the Effective Time as defined in the Merger Agreement (the "Effective Date"), and (unless earlier terminated in accordance with the terms of Paragraph 4(a) below or as otherwise extended by the mutual agreement of the parties) ending on the third anniversary thereof.

                  3. Compensation. Subject to, and in accordance with, the terms of this Agreement, the Corporation shall pay compensation and provide benefits to the Executive as follows:

                  (a) Base Salary. The Corporation shall pay to the Executive a base salary of $____[insert current salary]_______ per annum during the Term (the "Base Salary"). The Executive shall receive his or her salary in equal monthly installments (or in such other equal installments in accordance with the Corporation's payroll practices in effect from time to time). The Executive shall be eligible for annual salary increases in accordance with the compensation policies of the Corporation, as approved by the Parent, in effect from time to time.

                  (b) Past-Service Bonus. On or before June 30, 1999, the Corporation will pay the Executive a past service bonus for the fiscal year ending June 30, 1999 in accordance with the Corporation's past practice, subject to approval of the Parent (the "Past-Service Bonus"). The Past-Service Bonus shall be no less than the bonus paid for the fiscal year ending June 30, 1998.

Executive's bonus for the fiscal year ending June 30, 1998, was $__[insert bonus amount]____________.

                  (c) Perquisites. The Executive shall be entitled to participate in all of the Corporation's benefit and welfare plans (including vacation policy) that the Executive was entitled to immediately prior to the Effective Date until December 31, 2000 while such programs are available to the Corporation's employees generally as provided in the Merger Agreement. Effective as of January 1, 2001, the Executive shall also be provided with the opportunity to enroll in the Parent's benefit plans at the same time and on the same terms and conditions as are applicable to the Corporation's employees generally as provided in the Merger Agreement; provided that the Executive shall be entitled to participate in the Parent's tax-qualified defined benefit plan as of January 1, 2000. The vacation entitlement under the Corporation's vacation policy shall not be reduced after transition to the Parent's policy. Without limiting the generality of the foregoing, the parties hereto hereby expressly agree that the Executive shall receive the following benefits:

                  (i) Past-Service Credit. For purposes of eligibility and vesting (but not benefit accrual) in the Parent's benefit plans, the Executive shall be given credit for all of his full and partial years of service with the Corporation as an officer or employee that he had completed as of the Effective Date. [Add the following if Executive has attained age 50 and completed seven years (7) years of service with the Corporation as an officer or an employee as of the Effective Date: In addition, if the Executive has attained age 50 and completed seven years (7) years of service with the Corporation as an officer or an employee as of the Effective Date and has remained employed with the Corporation or Parent until the expiration of the three-year Term of the Agreement, such Executive shall receive benefit accrual credit in the Parent's pension plan for the aggregate full and partial years of service with both the Corporation and the Parent as an officer and employee. Executive commenced his service with the Corporation on _[insert date of employment with Corporation_________________]. It is understood that such benefit accrual credit may be provided in either the tax-qualified or the non-qualified pension plan as determined by the Parent.

                  (ii) Incentive Bonus. Beginning July 1, 1999, the Executive shall participate in an Incentive Bonus Plan in which the Executive will be entitled to earn an annual bonus (the "Bonus") which will be based on the achievement by the Executive, the Corporation and the Parent of certain performance goals as of the end of each calendar year set at a level applicable to other comparable executives of the Parent and its affiliates in the same grade or band as the Executive in an amount determined by the Parent upon the recommendation of the Chief Executive Officer of the Corporation; provided, however, that the bonus for the period beginning on July 1, 1999 and ending on December 31, 1999 shall be made on a pro-rata basis to reflect payment of the Past-Service Bonus.

                  (iii) Stock Options. The Executive's stock options of the Corporation that are outstanding as of the Effective Date as defined in the Merger Agreement shall be assumed by the Parent in accordance with the terms of the Merger Agreement ("Rollover Options"). In addition the Executive shall be awarded additional stock options under the Parent's stock option plans on or about June 30, 1999 under the terms and conditions that are consistent with options granted in 1999 to comparable Executives of the Parent in the same grade or band in accordance with the Parent's grant guidelines. Commencing January 1, 2000, the Executive shall be eligible to participate on an annual basis in the Parent's stock option plans on the same date as grants made to other comparable executives in the same grade or band as the Executive. Such option grants to the Executive shall be made under the same terms and conditions offered to other comparable executives in the same grade or band as the Executive in an amount determined by the Parent upon recommendation of the Chief Executive Officer of the Corporation; provided, however, that the option grant for the period beginning on July 1, 1999 and ending on December 31, 1999 shall be made on a pro-rata basis to reflect the grant made on or about June 30, 1999.

                  (iv) Reimbursement of Expenses. The Corporation shall reimburse the Executive for all reasonable expenses incurred personally by him on behalf of the Corporation in accordance with the policies and procedures applicable to comparable executives of the Parent within the same grade or band as the Executive.

                  4.       Termination, Reassignment or Resignation.

                  (a) Earlier Termination of Employment, Reassignment or Resignation. Notwithstanding the provisions of Paragraph 2, the Executive's employment with the Corporation may be terminated, the Executive may undergo Reassignment or the Executive may resign such employment prior to the expiration of the Term as follows:

                  (1) The Corporation, with the prior approval of the Parent, may terminate the Executive's employment hereunder for Cause, provided that the Corporation complies with the provisions of Paragraph 4(e)(1);

                  (2) The Corporation or the Parent may undertake a Reassignment of the Executive in accordance with Paragraph 1(c) hereof at any time if it deems it to be in its best interest of the Corporation or the Parent, provided that the Corporation complies with the provisions of Paragraph 4(e)(2);

                  (3) During the period that the Executive experiences a Disability, the Corporation may designate the Executive's employment as inactive hereunder, provided that the Corporation complies with the provisions of Paragraph 4(e)(3);

                  (4) The Executive's employment hereunder shall terminate automatically upon his death; or

                  (5) The Executive may resign from his employment with the Corporation with or without Good Reason.

                  (b) Definition of "Cause". As used herein, "Cause" shall mean, during the Term of this Agreement, the occurrence of any of the following:

                  (1) acts of common law fraud against the Parent, the Corporation or their affiliates on the part of the Executive; provided, however, that prior to the determination that "Cause" under this Paragraph 4(b)(1) has occurred, the Corporation or the Parent shall (A) provide to the Executive in writing, in reasonable detail, the reasons for the determination that such "Cause" exists, (B) afford the Executive a reasonable opportunity to remedy any such breach, (C) provide the Executive an opportunity to be heard prior to the final decision to terminate the Executive's employment hereunder for such "Cause" and (D) make any decision that such "Cause" exists in good faith;

                  (2) the conviction after the exhaustion of all appeals by the Executive of a felony or the entry of a plea of nolo contendere for such a felony;

                  (3) a material violation of the Executive's material responsibilities as set forth herein which is willful and deliberate; provided, however, that prior to the determination that "Cause" under this Paragraph 4(b)(3) has occurred, the Corporation or the Parent shall (A) provide to the Executive in writing, in reasonable detail, the reasons for the determination that such "Cause" exists, (B) afford the Executive a reasonable opportunity to remedy any such breach, (C) provide the Executive an opportunity to be heard prior to the final decision to terminate the Executive's employment hereunder for such "Cause" and (D) make any decision that such "Cause" exists in good faith; or

                  (4) a material violation of the Corporation's or the Parent's significant policies as in effect from time to time, including, by way of illustration, any violation of the Guidelines for the Conduct of Research at the Parke-Davis Pharmaceutical Research Division, the
         Policies and Procedures for the Receipt and Investigation of Allegations of Scientific Misconduct, the Business Ethics and Compliance Manual, the Management Integrity Policy, the Colleague
         Agreement or the sexual harassment policy (copies of which shall be made available to the Executive as soon as practicable after the Effective Date); provided, however, that prior to the determination that "Cause" under this Paragraph 4(b)(4) has occurred, the Corporation or the Parent shall (A) provide to the Executive in writing, in reasonable detail, the reasons for the determination that such "Cause" exists, (B) afford the Executive a reasonable opportunity to remedy any such breach, (C) provide the Executive an opportunity to be heard prior to the final decision to terminate the Executive's employment hereunder for such "Cause" and (D) make any decision that such "Cause" exists in good faith.

                  (c) Definition of "Disability". The Executive shall be considered to have a "Disability" if he satisfies the definition set forth in the disability benefits plan in which he is enrolled at the time of the determination or if there is no such plan, for a continuous period of six months, he is unable to perform his duties under this Agreement for reasons of health, and, in the opinion of a physician appointed by the Corporation, such disability will continue for a prolonged period of time; provided, however, if the Executive is able to and returns to his employment within one year of the Disability, he shall not be deemed "Disabled" under this Agreement.

                  (d) Definition of "Good Reason". As used herein, "Good Reason" shall mean the occurrence of any of the following:

                  (1) a Reassignment, as defined in Paragraph 1(c) hereof, that constitutes a significant adverse reduction in the Executive's status, authority, responsibilities or duties, provided, however, that Good Reason shall not include any change that is a natural consequence of the Corporation ceasing to be a public company or becoming a wholly owned subsidiary of Parent, and provided, further, that the Executive shall have a period of six (6) months after a Reassignment to invoke the provisions of this clause by providing written notice to the Corporation and Parent;

                 (2) any failure by the Corporation or Parent to pay to the Executive the Base Salary or other compensation and benefits provided for herein after failure to cure such nonperformance within thirty (30) days after written demand by the Executive to the Corporation and the Parent;

                  (3) except where expressly approved by the Executive, the relocation of the Executive's principal place of business from La Jolla, California that increases the Executive's commute by more than 50 miles; or

                  (4) any other material breach of this Agreement by the Corporation or the Parent that continues to exist for thirty (30) days after written notice thereof has been provided to the Corporation and the Parent.

Additionally, the Corporation agrees to use its reasonable best efforts not to cause Good Reason to occur within one (1) year after the Effective Date.

                  (e) Payments to the Executive upon Termination, Reassignment of Employment or Good Reason. In the event that the Executive's employment with the Corporation is terminated, undergoes Reassignment or Good Reason occurs prior to the expiration of the three-year Term for the reasons provided in Paragraph 4(a), then the Corporation shall pay to the Executive the following amounts and shall provide to the Executive the following benefits, as applicable:

                  (1) In the event that the Executive's employment hereunder terminates for Cause, death or Disability, the Corporation shall pay to the Executive an amount equal to the sum of (i) his accrued but unpaid Base Salary, plus (ii) his accrued but unpaid vacation pay, plus (iii) any other compensation payments or benefits (including post-retirement benefits) which have accrued and are payable in connection with such termination, plus (iv) his Past-Service Bonus to the extent it had not been previously paid in accordance with Paragraph 3(b) and to the extent it is attributable to the period prior to the event of Cause.

                  (2) In the event that the Executive undergoes a Reassignment, the provisions hereof regarding compensation, benefits, perquisites (including, without limitation, stock options and bonuses) and all other terms and conditions of employment shall continue as though the Reassignment had not occurred.

                  (3) In the event that the Executive's employment is designated as inactive by reason of Disability, the Executive shall receive the disability benefits under the disability benefit plan in which the Executive is enrolled at the time of such determination.

                  (4) In the event that Good Reason exists as defined in Paragraph 4(d), the Executive shall receive the following:

                           (i) If such Good Reason occurs and the Executive resigns from employment under Paragraph 4(a)(5) within one (1) year from the Effective Date, the Good Reason resignation shall constitute an involuntary termination of employment. The Executive shall receive a lump sum payment equal to his Base Salary and most recent bonus multiplied by the remaining Term of the Agreement. The parties recognize that under the stock option plans of the Corporation, the stock options granted to the Executive prior to the Effective Date shall become immediately exercisable as of the date of termination of employment.

                           (ii) If such Good Reason occurs after a one (1) year period from the Effective Date, the Executive, after invoking the provisions of this Paragraph (4)(e)(4)(ii) by providing written notice to the Corporation, shall remain an employee of the Corporation for the balance of the three-year Term of the Agreement with such duties (notwithstanding Paragraphs 1(b) and (c) hereof) to be determined by mutual agreement between the Corporation and the Executive. The Executive shall continue to receive salary, compensation and benefits coverage as though the Good Reason had not occurred; provided, however, that the annual bonus shall not be less than the prior year's bonus and there shall not be further stock option grants or salary increases to the Executive.

                  5. Protection of the Corporation's and Parent's Interests.

                  (a) Secrecy. The Executive acknowledges that certain information not generally known, and proprietary to the Corporation or the Parent, about the Corporation's or the Parent's, or some third party's (if the Corporation or the Parent is under a confidentiality obligation to such third party) products, processes, machines and services, including but not limited to, information relating to research, development, manufacturing, purchasing, accounting and finance, data processing, engineering and marketing ("Confidential Information") has been made available to the Executive during his employment with the Corporation and will continue to be made available to Executive during the term of employment with the Corporation and the Parent. The Executive will treat as trade secrets all Confidential Information acquired by him during the course of employment with the Corporation (either prior to Effective Date or thereafter) and the Parent, and will not use any such trade secret for his own benefit nor disclose it to any other third party during the period of employment with the Corporation or the Parent or thereafter, except as authorized in writing by the Parent. The Executive will not submit, during the term of employment with the Corporation or the Parent and thereafter, any information with respect to the Confidential Information for publication, except as authorized by the Parent in writing. The Executive will not reveal to the Corporation or the Parent any confidential information of a third party which the Executive is prohibited from disclosing to the Corporation or the Parent. Further, the Executive represents that he has informed the Corporation or the Parent of all instances in which he has been advised by a former employer that he is in possession of such confidential information and that he shall immediately inform the Corporation of all instances in which he is so advised during his employment with the Corporation or the Parent.

In addition, the Executive will not, during the term of employment with the Corporation or the Parent, carry on any outside employment, business or other activity which relates to Confidential Information or his duties at the Corporation or the Parent, except as may be authorized by the Parent in writing.

The Executive acknowledges that the Confidential Information is of extremely high value to the Corporation and the Parent and any action or omission on Executive's part which may lead to the disclosure or misuse of any such Confidential Information could be of extreme detriment to the Corporation or the Parent and would cause irreparable harm to the Corporation or the Parent, for which there would not be an adequate remedy at law. In the event of any breach of the Executive's obligations set forth in this Paragraph 5, the Corporation and the Parent shall, in addition to such ther remedies as may be available to them at law or in equity, be entitled to enforce their rights by obtaining injunctive relief against the Executive. The Executive hereby waives any defense that he might have to the obtaining of such injunctive relief.

                  (b) Exclusive Property. The Executive confirms that all confidential information is and shall remain the exclusive property of the Corporation or the Parent, as appropriate. All business records, papers and documents kept or made by the Executive relating to the business of the
Corporation shall be and remain the property of the Corporation. Upon the termination of his employment with the Corporation or upon the request of the Corporation at any time, the Executive shall promptly deliver to the Corporation, and shall not without the consent of the Parent retain copies of, any written materials not previously made available to the public, or records and documents made by the Executive or coming into his possession concerning the business or affairs of the Corporation; provided, however, that subsequent to any such termination, the Corporation shall provide the Executive with copies (the cost of which shall be borne by the Executive) of any documents which are requested by the Executive and which the Executive has determined in good faith are (i) required to establish a defense to a claim that the Executive has not complied with his duties hereunder or (ii) necessary to the Executive in order to comply with applicable law.

                  (c) Assignment of Developments. During the term of employment with the Corporation or the Parent, there are certain restrictions on the Executive's ownership of "Inventions," as herein defined. The term "Inventions" means any and all ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, copyrights, and all improvements, rights and claims related to the foregoing that are conceived, developed or reduced to practice by the Executive, individually or jointly with others, during employment with the Corporation or the Parent, except to the extent that California Labor Code
Section 2870 lawfully prohibits the assignment of rights in such Inventions. For the Executive's information, Section 2870(a) provides:

           Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities or trade secret information, except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer. (2) Result from any work performed by the employee for the employer.

The Executive will upon request assign any such Invention to the Corporation (without charge to the Corporation but at the Corporation's expense). The Executive will not assert any right under any ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, copyrights, and all improvements, rights and claims related to the foregoing as having been made or acquired by the Executive prior to commencement of his employment with the Corporation, except as set forth on Exhibit A attached hereto (if any) and any such item which is not listed on Exhibit A (if any) shall be presumed to have been developed during the period of employment with the Corporation and shall be subject to the provisions of Paragraph 5(c) of this Agreement.

Ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, copyrights, and all improvements, rights and claims related to the foregoing shall be presumed to be an Invention if it is conceived, developed, used, sold, exploited or reduced to practice by the Executive or with the Executive's aid within one (1) year after termination of employment with the Corporation or the Parent. The Executive can rebut this presumption if he can prove that the item is not an Invention. Nothing in this Agreement is intended to expand the scope of protection provided by Sections 2870 through 2872 of the California Labor Code.

Except with the prior written approval of the Corporation and Parent, the Executive will refrain (during the term of employment with the Corporation and the Parent and thereafter) from submitting for publication or publishing any information with respect to any Invention.

The Executive will assist the Corporation and the Parent, during the term of employment with the Corporation and the Parent and thereafter, in the procurement, maintenance, protection, assignment, and enforcement of the Corporation's and the Parent's rights with respect to such Inventions, including, without limitation, patents, certificates of invention, copyrights, and trademarks. In addition, the Executive will promptly deliver to the Corporation (without charge to the Corporation but at the Corporation's expense) executed instruments and do such other acts as may be deemed necessary or desirable by the Corporation or the Parent with respect to any such Inventions. It is understood that Executive will take such action whenever the Corporation or the Parent shall make such request whether during the term of employment with the Corporation or the Parent or thereafter.

In the event that the Corporation or the Parent is unable to secure the Executive's signature to any document required for such procurement, maintenance, protection, assignment or enforcement, the Executive hereby irrevocably appoints the Corporation as agent and attorney-in-fact to act in his behalf, to execute and file any such document and to do all other acts to further such procurement, maintenance, protection, assignment or enforcement with the same legal force and effect as if executed by the Executive.

                  (d) Injunctive Relief. Without intending to limit the remedies available to the Corporation and the Parent, the Executive acknowledges that a breach of any of the covenants contained in this Paragraph 5 may result in material irreparable injury to the Corporation and the Parent for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Corporation and the Parent shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Paragraph 5 or such other relief as may be required to specifically enforce any of the covenants in this Paragraph 5. Without intending to limit the remedies available to the Executive, the Executive shall be entitled to seek specific performance of the Corporation's obligations under this Agreement.

                  (e) The Executive shall during the continuance of his employment comply (and shall use his reasonable efforts to have his spouse or partner and his minor children comply) with all applicable rules of law, stock exchange regulations and codes of conduct applicable to employees, officers and directors of the Corporation and the Parent then currently applicable in relation to dealings in the shares, debentures and other securities of the Parent, the Corporation or any of their ffiliates or any unpublished share price sensitive information affecting the securities of any other company with which the Corporation or the Parent has dealings.

                  6. Change In Control Of Parent. The Executive shall be covered by the Parent's Enhanced Severance Plan which provides certain protections in the event of a "change in control" (as therein defined) of Parent. For purposes of the Enhanced Severance Plan, the Executive shall be considered to hold a position in Band 2 throughout the Term of this Agreement without regard to any Reassignment.

                  7. Noncompetition. The Executive, the Corporation and the Parent agree that the Executive's services as an employee are, by reason of his extensive knowledge of the trade secrets and other confidential information of the Corporation and access to the trade secrets and other confidential information of the Corporation and the Parent which shall be made available to the Executive during his employment with the Corporation and the Parent, together with the technical skills and experience in the fields of discovery, development, manufacturing and marketing of human pharmaceuticals targeting cancer, AIDS and other serious diseases derived through his relationship with Corporation and the Parent, of a special, unique, extraordinary and intellectual character, the loss of which by the Corporation and the Parent would not be capable of adequate compensation in damages. As a result, the Executive agrees that for a period of two (2) years after the expiration of the Term of this Agreement (determined without regard to any early termination of such term in accordance with Paragraph 4 hereof or otherwise), the Executive shall not engage, either directly or indirectly, in any manner or capacity (excluding general administrative support), as employee, consultant, director or otherwise, in any activity that is the same as an activity carried on by Corporation or the Parent during the last year of the Executive's employment with the Corporation in support of research, development or commercialization of any pharmaceutical product that works by the same mechanism as that by which a product of the Corporation works or is the subject of any research, development or commercial activities of the Corporation, including, but not limited to, HIV immunogens and agonists or antagonists of the following: HIV protease, HIV integrase, HIV reverse transcriptase, HIV RNase H, herpes virus proteases, picornoviral proteases, matrix metalloproteases, tyrosine kinases, GAR formyl transferase, cyclin dependent kinases, FK binding proteins and gonadotropin release factors (a "Restricted Activity"). The Executive agrees that during such two (2) year period, he shall notify the General Counsel of the Parent at least ten (10) days prior to the commencement of any business relationship so that the Parent may determine whether a Restricted Activity is involved if a reasonably informed person would conclude that there is a potential issue under this Paragraph (7).

                  8.  Indemnification.  The Parent and the Corporation  agree to indemnify, defend and hold harmless the Executive from and against any and all liabilities to which he may be subject as a result of his employment hereunder (as a result of his service as an officer or director of the Parent or the Corporation or as an officer or director of any of their respective subsidiaries or affiliates), as well as the costs, including attorney's and other professional fees and disbursements, of any legal action brought or threatened against him as a result of such employment in accordance with the indemnification policies of the Parent.

                  9.  Successors; Binding Agreement.

                  (a) Assumption by Successor. The Parent or the Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Parent or the Corporation expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Parent or the Corporation would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Parent and the Corporation of its obligations hereunder. As used in this Agreement, the "Parent" and the "Corporation" shall mean the Parent and the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

                  (b)  Enforceability;  Beneficiaries.  This Agreement  shall be binding upon and inure to the benefit of the Executive (and his personal representatives and heirs) and the Parent and the Corporation and any organization which succeeds to substantially all of the business or assets of the Parent and the Corporation, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Corporation or otherwise. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees or other beneficiary.

                  10. Reimbursement of Legal and Related Expenses. The Parent agrees to reimburse the Executive for all reasonable legal fees and expenses incurred by him in connection with the negotiation and preparation of this Agreement. Furthermore, in the event that any good faith dispute shall arise between the Executive and the Parent or the Corporation relating to his rights under this Agreement, the Parent shall pay to the Executive all reasonable legal fees and expenses incurred in connection with such dispute, unless it is finally determined that the Executive's position in such dispute was frivolous or undertaken in bad faith.

                  11. Nonsolicitation. The Executive recognizes that the Corporation and the Parent have a substantial investment in their employees and, therefore, the Executive agrees that he shall not, during the term of employment with the Corporation or the Parent and for a period of three (3) years thereafter, directly or indirectly, for the benefit of himself or others, employ, solicit for employment or in any other way, assist in employing, as an employee, consultant or otherwise, any employee of the Corporation or the Parent about whom the Executive acquired knowledge through his employment.

12.      Additional Payment.

                  (a) Gross-Up Payment. Notwithstanding anything herein to the contrary, if it is determined that any payment made to the Executive, whether pursuant to the terms of this Agreement or otherwise, would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties with respect to such excise tax (such excise tax, together with any interest or penalties thereon, is herein referred to as an "Excise Tax"), then the Executive shall be entitled to an additional payment (a "Gross-Up Payment") in an amount that will place him in the same after-tax economic position that he would have enjoyed if the Excise Tax had not applied, provided, however, that the provisions of this Paragraph 12 shall not apply to any Excise Tax attributable to a resignation without Good Reason from the employment of the Corporation that occurs within one (1) year after the Effective Date. The amount of the Gross-Up Payment shall be determined by the Accounting Firm (as hereinafter defined) in accordance with such formula as the Accounting Firm deems appropriate. The "Accounting Firm" shall mean a national accounting firm that is designated by the Parent.

                 (b) Determination of Gross-Up Payment. All determinations required under this Paragraph 12, including whether a Gross-Up Payment is required, the amount of the payments constituting excess parachute payments, and the amount of the Gross-Up Payment, shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to the Executive and the Parent within fifteen days of the change in control, the date of termination after the change in control or any other date reasonably requested by the Executive or the Parent on which a determination under this Paragraph 12 is necessary or advisable. The Parent shall pay to the Executive the initial Gross-Up Payment within 5 days of the receipt by the Executive and the Parent of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, such determination by the Accounting Firm shall be binding upon the Executive and the Parent. If the initial Gross-Up Payment is insufficient to cover the amount of the Excise Tax that is ultimately determined to be owing by the Executive with respect to any payment (hereinafter an "Underpayment"), the Parent, after exhausting its remedies under Paragraph 12(c) below, shall promptly pay to the Executive an additional Gross-Up Payment in respect of the Underpayment.

                  (c)  Procedures.  The  Executive  shall  notify  the Parent in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Parent of a Gross-Up Payment. Such notice shall be given as soon as practicable after the Executive knows of such claim and shall apprise the Parent of the nature of the claim and the date on which the claim is requested to be paid. The Executive agrees not to pay the claim until the expiration of the thirty-day period following the date on which the Executive notifies the Parent, or such shorter period ending on the date the taxes with respect to such claim are due (the "Notice Period"). If the Parent notifies the Executive in writing prior to the expiration of the Notice Period that it desires to contest the claim, the Executive shall: (i) give the Parent any information reasonably requested by the Parent relating to the claim; (ii) take such action in connection with the claim as the Parent may reasonably request, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Parent and reasonably acceptable to the Executive; (iii) cooperate with the Parent in good faith in contesting the claim; and (iv) permit the Parent to participate in any proceedings relating to the claim. The Executive shall permit the Parent to control all proceedings related to the claim and, at its option, permit the Parent to pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim. If requested by the Parent, the Executive agrees either to pay the tax claimed and sue for a refund or contest the claim in any permissible manner and to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts as the Parent shall determine; provided, however, that, if the Parent directs the Executive to pay such claim and pursue a refund, the Parent shall advance the amount of such payment to the Executive on an after-tax and interest-free basis (the "Advance"). The Parent's control of the contest related to the claim shall be limited to the issues related to the Gross-Up Payment and Executive shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or other taxing authority. If the Parent does not notify the Executive in writing prior to the end of the Notice Period of its desire to contest the claim, the Parent shall pay to the Executive an additional Gross-Up Payment in respect of the excess parachute payments that are the subject of the claim, provided that the Executive agrees to pay the amount of the Excise Tax that is the subject of the claim to the applicable taxing authority in accordance with applicable law.

                  (d) Repayments. If, after receipt of the Executive of an Advance, the Executive becomes entitled to a refund with respect to the claim to which such Advance relates, the Executive shall pay the Parent the amount of the refund (together with any interest paid or credited thereon after Taxes applicable thereto). If, after receipt by the Executive of an Advance, a determination is made that the Executive shall not be entitled to any refund with respect to the claim and the Parent does not promptly notify the Executive of its intent to contest the denial of refund, then the amount of the Advance shall not be required to be repaid by the Executive and the amount thereof shall offset the amount of the additional Gross-Up Payment then owing to the Executive.

                  (e) Further Assurances. The Parent shall indemnify the Executive and hold him harmless, on an after-tax basis, from any costs, expenses, penalties, fines, interest or other liabilities ("Losses") incurred by him with respect to the exercise by the Parent of any of its rights under this Paragraph 12, including, without limitation, any Losses related to the Parent's decision to contest a claim or any imputed income to the Executive resulting from any Advance or action taken on his behalf by the Parent hereunder. The Parent shall pay all legal fees and expenses incurred under this Paragraph 12, and shall promptly reimburse the Executive for the reasonable expenses incurred by him in good faith in connection with any actions taken by the Parent or required to be taken by the Executive hereunder. The Parent shall also pay all of the fees and expenses of the Accounting Firm.

                  13. Consultancy to the Corporation after Termination of Employment. If the Executive and the Corporation mutually agree, the Executive and the Corporation may enter into a consultancy agreement in accordance with such terms and conditions, and for such remuneration, as shall be mutually agreed upon at the time. The parties recognize that if a stock option grant to the Executive so provides then such consultancy shall not be deemed to constitute a termination of employment for purposes of such stock option grant (and, accordingly, the option shall continue to vest and be exercisable) until the Executive ceases to be a consultant to the Corporation.

                  14. Assignment. Neither party may assign this Agreement or any of his or its rights, benefits, obligations or duties hereunder to any other person, firm, corporation or other entity.

                 15. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or on the fourth business day after being placed in the mail, postage prepaid, addressed to the parties hereto as follows (provided that notice of change of address shall be deemed given only when actually received):

As to the Parent:          Warner-Lambert Company.
                                    201 Tabor Road
                                    Morris Plains, NJ 07950
                                    Attention:  General Counsel

As to the Corporation:     Agouron Pharmaceuticals, Inc.
                                    10350 North Torrey Pines Road
                                    LaJolla, CA 92037
                                    Attention:  General Counsel

As to the Executive:                ________________
                                    c/o Agouron Pharmaceuticals, Inc.
                                    10350 North Torrey Pines Road
                                    LaJolla, CA 92037

                                    With a copy to:
                                    Shearman & Sterling
                                    599 Lexington Avenue
                                    New York, New York  10022

                                    Attn: Mark Kessel.

The address of any of the parties may be changed from time to time by such party serving notice upon the other parties.

                  16. Law Applicable. This Agreement shall be governed by the laws of Delaware (other than Delaware principles of conflicts of laws). Any dispute between the parties relating to this Agreement may be heard only in the federal or state courts of Delaware and both parties hereby submit to the exclusive jurisdiction of such courts.

                  17. Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels all prior or contemporaneous oral or written agreements and understandings between them with respect to the subject matter hereof. This Agreement may not be changed or modified orally but only by an instrument in writing signed by the parties hereto, which instrument states that it is an amendment to this Agreement.

                  18. Severability. Should any provision of this Agreement or any part thereof be held invalid or unenforceable, the same shall not affect or impair any other provision of this Agreement or any part thereof and the invalidity or unenforceability of any provision of this Agreement shall not have any effect on or impair the obligations of the Parent, the Corporation or the Executive.

                  19. Rules of Construction. The captions in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or Paragraphs of this Agreement. All references in this Agreement to particular Paragraphs are references to the Paragraphs of this Agreement, unless some other reference is clearly indicated. References to male gender shall include the female gender, where appropriate.

                  20. Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

                 IN WITNESS WHEREOF, the Parent, the Corporation and the Executive have executed this Agreement, all as of the day and year first above written.

                                             WARNER-LAMBERT COMPANY

                                             By:
                                             Name:
                                             Title:

                                             AGOURON PHARMACEUTICALS, INC.

                                             By:
                                             Name:
                                             Title:


                                             EXECUTIVE
                                             By:
                                             Name:
                                             Title:
                                             ---------------------